UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A
                                 Amendment No. 2

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  February 1, 2005
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                             Stelax Industries Ltd.
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        (Exact name of small business issuer as specified in its charter)


British Columbia                  0-18052                            None
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(State or other jurisdiction      (Commission File       (I.R.S.Employer
of incorporation)                     Number)              Identification No.)

5515 Meadow Crest Drive, Dallas, TX                                 75229
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(Address of principal executive offices)                          (Zip Code)



(Registrant's telephone number, including area code: (972) 233-6041




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(Former name, former address and former fiscal year, if changed since last report)




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       Section 4 - Matters Related to Accountants and Financial Statements

Item 4.01 Changes in Registrant's Certifying Accountant.

     On February 1, 2005, Stelax Industries Ltd (the "Company") dismissed Deloitte & Touche LLP ("Deloitte") as the Company's independent auditor. Accordingly, the Company simultaneously appointed Killman, Murrell & Company, P.C. as its independent auditors. Deloitte has been asked to submit a letter to the Securities & Exchange Commission to the effect that it agrees with the statements made in this Item 4.01, confirming that Deloitte had no disagreements with management of the Company related to matters that are material to the Company's 2002 and 2003 financial statements, the last two year's financial statement on which Deloitte & Touche LLP opined.

     Management represents as follows:

             (a) Deloitte's reports contained no adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles for the last two fiscal years or any later interim period through the date hereof. In Deloitte's reports for the fiscal years ended March 31, 2001 and 2002, the last two years for which Deloitte issued a report, Deloitte expressed substantial doubt about the Company's "ability to continue as a going concern."

             (b) The decision to change accountants from Deloitte to Killman, Murrell & Company, P.C. has been approved by the Company's Board of Directors.

             (c) During the registrant's two most recent fiscal years and the subsequent interim period through the date hereof, there were no disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. The registrant has authorized Deloitte to respond fully to the inquiries of the successor accountant.

             (d) Deloitte expressed no disagreement or difference of opinion regarding any "reportable" event as that term is defined in Item 304(a)(1)(iv) of Regulation S-K, including but not limited to:

                      (i) Deloitte has not advised the registrant that the
                  internal controls necessary for the registrant to develop reliable financial statements do not exist;

                      (ii) Deloitte has not advised the registrant that
                  information has come to Deloitte's attention that has led it to no longer be able to rely on management's representations, or that has made it unwilling to be associated with the financial statements prepared by management;

                      (iii) Deloitte has not advised the registrant of the need
                  to expand significantly the scope of its audit, or notified the registrant that information has come to Deloitte's attention that Deloitte has concluded will or that if further investigated may (A) materially impact the fairness or reliability of either: a previously issued audit report or the underlying financial statements, or the financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent financial statements covered by an audit report (including information that might preclude it from rendering an unqualified audit report), or
                  (B) cause it to be unwilling to rely on management's representations or be associated with the registrant's financial statements, and due to the Deloitte's resignation (due to audit scope limitations or otherwise) or dismissal, or for any other reason, Deloitte did not so expand the scope of its audit or conduct such further investigation;

                      (iv) Deloitte has not advised the registrant that
                  information has come to Deloitte's attention that it has concluded materially impacts the fairness or reliability of either (A) a previously issued audit report or the underlying financial statements, or (B) the financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent financial statements covered by an audit report (including information that, unless resolved to Deloitte's satisfaction, would prevent it from rendering an unqualified audit report on those financial statements), and due to Deloitte's replacement, or for any other reason, the issue has not been resolved to Deloitte's satisfaction prior to its resignation.

             (e) In response to a comment letter received by the Company from the Securities and Exchange Commission, the Company discussed issues raised therein with Killman, Murrell & Company, P.C., including the application of various accounting principles. Although Killman Murrell & Company, P.C. provided both written and oral advice on some of those issues, that advice was neither an important factor nor formed any part of the decision relating to the accounting, auditing or financial reporting issues of the Company. Further, such advice was not a factor in the Company's decision to replace Deloitte.

             (f) The registrant has provided Deloitte with a copy of the disclosures it is making in response to Item 304(a) of Regulation S-K. The registrant has requested that Deloitte furnish the registrant with a letter addressed to the Commission stating whether it agrees with the statements made by the registrant. Upon receipt of such letter, the registrant will file it with the Commission.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf, thereby duly authorized.



    Date: November 2, 2005
                                      Stelax Industries Ltd.


                                      /s/ Harmon Hardy
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                                      Harmon Hardy, Chief Executive Officer